SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): September 9, 2008 (September 8, 2008)

Gulf Western Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52309	98-0489324
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Drive, Suite 306W
Houston, Texas 77056
(Address of Registrant’s principal executive offices)

(713) 355-7001
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 10, 2008, Gulf Western Petroleum Corporation (the “Company”), entered into a Participation and Exclusivity Agreement (the “Participation Agreement”) with Amerpro Industries US Ltd. (“Amerpro”), a wholly owned subsidiary of Amerpro Industries, Inc., pursuant to which, among other things, the Company granted to Amerpro the exclusive right to participate in four wells (the “Prospect Wells”) on the Company’s leased acreage in Wharton County, Texas (the “Lease”).  On July 31, 2008 the Company and Amerpro entered into an amending agreement (the “Amending Agreement”) to the Participation Agreement whereby the closing date was extended to August 28, 2008.  In connection with the transaction, Amerpro was to remit a total of $1,260,000 to the Company for prospect generation fees.  Additionally, Amerpro was provided an option to buy the right to participate in additional wells beyond the four Prospect Wells upon payment of an option fee of $3,700,000 which was also due on or prior to closing on August 28, 2008.

On August 28, 2008, Amerpro failed to close and remit payments to the Company as provided for in the Participation Agreement and the Amending Agreement. The Lease was scheduled to expire on August 31, 2008, but the Company has been able to extend the Lease term to September 30, 2008.  The Company is working with the landowner to extend the Lease expiration for an additional 60 to 90 days while it seeks funding to renewal the Lease for an additional year.

The Company terminated the Participation Agreement and the Amending Agreement pursuant to a Termination Letter dated September 8, 2008.  The Company has retained the $100,000 initial deposit forfeited by Amerpro.  The Participation Agreement and the Amending Agreement provide that neither Amerpro nor their affiliates, representatives or agents may acquire directly or indirectly any interest in the Lease for a period of one year from the date of termination.

Proceeds of the option fee from Amerpro were to be paid directly to Metage Funds Limited and NCIM Limited (the “Lenders”) to satisfy the Company’s indebtedness to the Lenders under one-year convertible secured notes in the aggregate principal amount of $3,700,000 that mature on September 10, 2008. The Company is seeking alternative sources of financing to meet its debt obligations, however, there is no certainty that the Company will be able to raise the financing in the time frame necessary to meet its repayment obligations.  The Company is also negotiating with the Lenders to extend the maturity, but no agreement has been reached at this time.  The note obligations to the Lenders are secured with substantially all of the Company’s assets.

The foregoing description of the Participation Agreement, the Amending Agreement and the Termination Letter are qualified in their entirety by reference to the Participation Agreement, the Amending Agreement and the Termination Letter as attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1
Participation and Exclusivity Agreement dated June 10, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. and Caskids Operating Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 16, 2008).

10.2
Amending Agreement effective July 31, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. and Caskids Operating Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2008).

10.3	Termination Letter of the Participation and Exclusivity Agreement dated June 10, 2008 between Gulf Western Petroleum Corporation, and Amerpro Industries US Ltd.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2008

GULF WESTERN PETROLEUM CORPORATION

/ s / Wm. Milton Cox
Wm. Milton Cox
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.1
Participation and Exclusivity Agreement dated June 10, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. and Caskids Operating Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 16, 2008).

10.2
Amending Agreement effective July 31, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. and Caskids Operating Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 11, 2008).

10.3	Termination Letter of the Participation and Exclusivity Agreement dated June 10, 2008 between Gulf Western Petroleum Corporation, and Amerpro Industries US Ltd.*

* Filed herewith.